Exhibit 5.1

355 South Grand Avenue
Los Angeles, California 90071-1560
Tel: +1.213.485.1234 Fax: +1.213.891.8763
www.lw.com

FIRM / AFFILIATE OFFICES
	Barcelona	Moscow
	Beijing	Munich
	Boston	New Jersey
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	Chicago	Paris
	Dubai	Riyadh
September 19, 2016	Düsseldorf	Rome
	Frankfurt	San Diego
	Hamburg	San Francisco
	Hong Kong	Shanghai
	Houston	Silicon Valley
	London	Singapore
	Los Angeles	Tokyo
	Madrid	Washington, D.C.
Milan

The Trade Desk, Inc.

42 N. Chestnut Street

Ventura, California 93001

Re:                             Form S-1 Registration Statement File No. 333-213241

Initial Public Offering of up to 5,366,667 Shares of Class A Common Stock of The Trade Desk, Inc.

Ladies and Gentlemen:

We have acted as special counsel to The Trade Desk, Inc., a Delaware corporation (the “Company”), in connection with the registration statement on Form S-1 under the Securities Act of 1933, as amended (the “Act”), filed with the Securities and Exchange Commission (the “Commission”) on August 22, 2016 (Registration No. 333-213241) (as amended, the “Registration Statement”).  The Registration Statement relates to the registration of up to 5,366,667 shares (the “Shares”) of Class A common stock, par value $0.000001 per share (“Class A Common Stock”), 4,666,667 shares of which are being offered by the Company (together with the Company Option Shares (as defined below), the “Company Shares”) and up to 700,000 shares of which may be purchased by the underwriters pursuant to an option to purchase additional shares granted by the Company and by certain stockholders (the “Selling Stockholders”) of the Company (collectively, the “Option Shares”).  The Option Shares to be sold by the Company (if any) are referred to herein as the “Company Option Shares” and the Option Shares to be sold by the Selling Stockholders (if any) are referred to herein as the “Selling Stockholder Shares”).  The terms “Company Shares” and “Selling Stockholder Shares” shall include any additional shares of common stock registered by the Company pursuant to Rule 462(b) under the Act in connection with the offering contemplated by the Registration Statement.  This opinion is being furnished in connection with the requirements of Item 601(b)(5) of Regulation S-K under the Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement or related prospectus (the “Prospectus”), other than as expressly stated herein with respect to the issue of the Shares.

September 19, 2016

As such counsel, we have examined such matters of fact and questions of law as we have considered appropriate for purposes of this letter.  With your consent, we have relied upon certificates and other assurances of officers of the Company and others as to factual matters without having independently verified such factual matters.  We are opining herein as to the General Corporation Law of the State of Delaware (the “DGCL”), and we express no opinion with respect to any other laws.

Subject to the foregoing and the other matters set forth herein, it is our opinion that, as of the date hereof:

1.                                      When the Company Shares shall have been duly registered on the books of the transfer agent and registrar therefor in the name or on behalf of the purchasers and have been issued by the Company against payment therefor in the circumstances contemplated by the form of underwriting agreement most recently filed as an exhibit to the Registration Statement, the issue and sale of the Company Shares will have been duly authorized by all necessary corporate action of the Company, and the Company Shares will be validly issued, fully paid and nonassessable.  In rendering the foregoing opinion, we have assumed that the Company will comply with all applicable notice requirements regarding uncertificated shares provided in the General Corporation Law of the State of Delaware.

2.                                      The Selling Stockholder Shares have been duly authorized by all necessary corporate action of the Company and, upon (a) the issuance of shares of Class B common stock of the Company, par value $0.000001 per share (“Class B Common Stock”), to the applicable Selling Stockholders (i) upon the conversion of outstanding shares of convertible preferred stock of the Company in accordance with the form of amended and restated certificate of incorporation of the Company most recently filed as Exhibit 3.4 to the Registration Statement (the “Charter”) and (ii) upon the exercise of warrants against payment therefor in accordance with the applicable warrants, and (b) the conversion of such shares of Class B Common Stock into shares of Class A Common Stock in accordance with the Charter, the Selling Stockholder Shares will be validly issued, fully paid and nonassessable.

This opinion is for your benefit in connection with the Registration Statement and may be relied upon by you and by persons entitled to rely upon it pursuant to the applicable provisions of the Act.  We consent to your filing this opinion as an exhibit to the Registration Statement and to the reference to our firm in the Prospectus under the heading “Legal Matters.”  We further consent to the incorporation by reference of this letter and consent into any post-effective amendment to the Registration Statement filed pursuant to Rule 462(b) with respect to the Shares.  In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Latham & Watkins LLP